UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2016

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (202) 595-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On June 1, 2016, Easterly Government Properties, Inc. (the “Company”) issued a press release announcing that the Company, on May 27, 2016, entered into separate definitive purchase and sale agreements to acquire a 302,057-square foot portfolio of four U.S. Government-leased properties. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Also on June 1, 2016, the Company issued a press release announcing the commencement of an underwritten public offering of an aggregate of 6,126,967 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), consisting of (i) 3,800,000 shares of Common Stock being offered directly by the Company, (ii) 1,500,000 shares of Common Stock being offered on a forward basis in connection with certain forward sales agreements and (iii) 826,967 shares of Common Stock being offered by certain selling stockholders. A copy of that press release is furnished as Exhibit 99.2 to this Current Report.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit	Description

99.1	Press release dated June 1, 2016

99.2	Press release dated June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: June 1, 2016